UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2008

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Inform Worldwide Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

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Florida	0-29994	20-3379902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 North Green Valley Parkway, Suite 110
Henderson, NV 89014
(Address of Principal Executive Offices)

(702) 317-2300
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

[Missing Graphic Reference]

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Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2008, PrimaCare Corporation (“PrimaCare”), a subsidiary of Inform Worldwide Holdings, Inc. (“IWWI”), entered into an amendment (the “Amendment”) to the LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) with Medical Resources, LLC, a Florida limited liability company (“Medical Resources”), and the members of Medical Resources (the “Members”), pursuant to which Purchase Agreement PrimaCare will acquire all of the membership interests in Medical Resources (the “Acquisition”).  The Amendment extends the term of the escrow of the IWWI shares that comprise the purchase price to March 31, 2012 (the “Escrow Termination Date”), provides that liabilities incurred and not satisfied by Medical Resources prior to closing shall reduce the purchase price and clarifies that indemnification claims shall not exceed the purchase price.

The description of the Amendment set forth above is not complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 11, 2008, PrimaCare completed the Acquisition.  Medical Resources is a Management Services Organization that provides non-clinical, administrative and managerial services and assets to physician practices throughout southeast Florida.

The purchase price for the membership interests of Medical Resources will be an amount (the “Purchase Price”) equal to 5 times Medical Resources’ EBITDA, calculated based upon an audited review (the “Audit”) of Medical Resources’ financial statements for the twenty four (24) month period from January 1, 2008 through December 31, 2009.  The Purchase Price will not be less than $15 million, nor more than $30 million, and payable in shares of common stock of IWWI (“IWWI Shares”), the value of which will be determined based on a 90-day weighted average trading price of the IWWI Shares.  At closing, PrimaCare deposited 28 million IWWI Shares with an escrow agent, pending final determination of the Purchase Price.

The Members, Lalita Janke and Dr. Walter Janke, are the mother and step-father, respectively, of Ash Mascarenhas, IWWI’s Chief Executive Officer.

The entry into the Purchase Agreement was reported by the Company on a Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on December 4, 2007 (the “December 8-K”).  The description of the Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1 to the December 8-K, and is incorporated by reference into this Item 1.01.

Item 3.02.                                Unregistered Sales of Equity Securities.

As more fully described in Items 1.01 and 2.01, in connection with the consummation of the Acquisition, PrimaCare deposited into escrow the IWWI Shares that will comprise the consideration upon completion of the Audit, but will not be distributed to the Members until the Escrow Termination Date.

The information included in Items 1.01 and 2.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01                      Regulation FD Disclosure.

On September 11, 2007, the Company announced that it had closed the Private Placement.  The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements Exhibits.

(a)           Financial Statements of Business Acquired.

The required financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The required pro forma information will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

EXHIBIT INDEX

     Exhibit Number                                                                           Description

10.1	First Amendment to LLC Membership Interest Purchase Agreement, dated January 11, 2008, by and among Medical Resources LLC, Walter Janke and Lalita Janke, and PrimaCare Corporation.
99.1	Press Release, dated January 17, 2008, of Inform Worldwide Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	Inform Worldwide Holdings, Inc.

	By:	/s/ Ashvin Mascarenhas
	Name:	Ashvin Mascarenhas
	Title:	Chief Executive Officer